File No. 33-65822
                                                               File No. 811-7870


                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION



                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant                 [X]


Check the appropriate box:


[ ]  Preliminary proxy statements       [ ]  Confidential, for Use
                                             of the Commission
                                             Only (as permitted
                                             by Rule 14a-6(e)(2))



[X]  Definitive proxy statements


[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12






                           Pioneer Real Estate Shares

                (Name of Registrant as Specified in Its Charter)



                           Pioneer Real Estate Shares

                   (Name of Person(s) Filing Proxy Statement)



Payment of filing fee (check the appropriate box):

[X]  $125 per Exchange Act Rule 0-11(c)(1)(ii),  14a-6(i)(1),  or 14a-6(i)(2) or
     Item 22(a)(2), previously paid with filing of preliminary proxy materials.

                           PIONEER REAL ESTATE SHARES
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                                 1-800-225-6292

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 5, 1996

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of Pioneer Real Estate Shares, a Delaware business trust (the "Fund"), will be held at the offices of Hale and Dorr, counsel to the Fund, at 60 State Street, 26th Floor, Boston, Massachusetts 02109, at 2:00 p.m. (Boston time) on Tuesday, March 5, 1996. The purpose of the Meeting is to consider and act upon the following proposals:

     1. To approve the terms of a new Subadvisory Agreement with Boston Financial Securities, Inc.;

     2. To ratify the selection of Arthur Andersen LLP as the Fund's independent public accountants for the fiscal year ending December 31, 1996; and

     3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

YOUR BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE IN FAVOR OF ALL PROPOSALS

     Shareholders of record as of the close of business on January 22, 1996 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                         By Order of the Board of Trustees,

                                         Joseph P. Barri, Secretary

January 29, 1996
Boston, Massachusetts

                              -------------------

                             YOUR VOTE IS IMPORTANT

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                                                       0296-2989

                           PIONEER REAL ESTATE SHARES
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                                 1-800-225-6292

                                PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS

                            TO BE HELD MARCH 5, 1996

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of Pioneer Real Estate Shares, a Delaware business trust (the "Fund"). The proxies will be used at the Special Meeting of Shareholders (the "Meeting") of the Fund to be held on Tuesday, March 5, 1996 at 2:30 p.m. (Boston time). The Meeting will be held at the offices of Hale and Dorr, counsel to the Fund, at 60 State Street, 26th Floor, Boston, Massachusetts 02109.

     The Board of Trustees has fixed the close of business on January 22, 1996 as the record date for the determination of shareholders of the Fund entitled to notice of and to vote at the Meeting. On the record date, 2,250,486.827 shares of beneficial interest of the Fund were outstanding. No person within the knowledge of management of the Fund beneficially owned more than 5% of the Fund's shares of beneficial interest outstanding as of December 31, 1995, except Merrill Lynch Pierce Fenner & Smith, Mutual Fund Operations, 4800 Deer Lake Drive, East Jacksonville, Florida owned 7.86% of the Fund's shares.

     This Proxy Statement, the attached Notice and the enclosed proxy card are being mailed to shareholders of the Fund on or about February 5, 1996. THE FUND'S ANNUAL REPORT FOR ITS FISCAL PERIOD ENDED DECEMBER 31, 1994 AND SUBSEQUENT SEMIANNUAL REPORT MAY BE OBTAINED FREE OF CHARGE BY WRITING TO THE FUND AT ITS EXECUTIVE OFFICES, 60 STATE STREET, BOSTON, MASSACHUSETTS 02109 OR BY CALLING 1-800-225-6292.

                                   PROPOSAL 1

              APPROVAL OF THE TERMS OF A NEW SUBADVISORY AGREEMENT
                     WITH BOSTON FINANCIAL SECURITIES, INC.

THE FUND'S CURRENT ADVISORY ARRANGEMENTS

     Pioneering Management Corporation ("PMC") currently serves as the Fund's investment adviser pursuant to a management contract, dated September 26, 1995, between the Fund and PMC (the "Current Management Contract"). Under the Current Management Contract, the Fund pays PMC a management fee at a rate equal to 1.00% of the Fund's average daily net assets.

     On January 12, 1996, a majority of the Trustees, including a majority of the Trustees who are not "interested persons" of the Trust or of PMC within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act")(the "Independent Trustees"), voted to recommend to shareholders of the Fund that they approve a subadvisory agreement among the Fund, PMC and Boston Financial Securities, Inc. ("BFS"), pursuant to which BFS would provide investment subadvisory services relating to the management of the Fund's portfolio (the "Proposed Subadvisory Agreement").

     During 1995, the Fund experienced several changes in investment management and subadvisory arrangements as a result of changes in the corporate structures of the Fund's investment advisers and subadvisers and affiliated entities. The Fund does not currently have an investment subadviser. Under an Investment Subadvisory Agreement previously in effect among the Fund, PMC and Winthrop Advisers Limited Partnership ("WALP")(the "WALP Subadvisory Agreement"), WALP provided subadvisory services similar to those proposed to be provided by BFS under the Proposed Subadvisory Agreement. The WALP Subadvisory Agreement terminated in July, 1995. At present, PMC, at its own expense, has contracted with BFS for consulting advice regarding real estate projects in which issues of the Portfolio's portfolio securities have an interest. This consulting arrangement will terminate upon effectiveness of the Proposed Subadvisory Agreement. The changes in the Fund's management and subadvisory arrangements over the past year are described in Appendix A to this Proxy Statement.

INFORMATION REGARDING BOSTON FINANCIAL SECURITIES, INC.

     BFS, 101 Arch Street, Boston, MA 02110, a registered investment adviser organized as a Massachusetts corporation, has extensive experience and expertise in placing, evaluating and providing advice with respect to real estate related investments. BFS is an affiliate of the Boston Financial Group Limited Partnership, a Massachusetts limited partnership ("BFGLP"), which together with a predecessor business have been engaged since 1970 in structuring a variety of real estate investment programs. Several other affiliates of BFS also provide a variety of financial, consulting and management services to real estate investors and developers.

     Mr. Fred N. Pratt, Jr. will have ultimate responsibility for overseeing the provision of subadvisory services to the Fund under the Proposed Subadvisory Agreement. Mr. Pratt was one of the founders of the original BFGLP affiliate in 1969 and currently serves as the President and Chief Executive Officer of BFGLP and as a Director of BFS. Mr. Pratt is also a principal of BFS, BFGLP and other BFS affiliates. Mr. Pratt was elected as a Trustee of the Fund by the other members of the Board of Trustees on January 12, 1996. Mr. David Carter of BFS will have primary responsibility for the day-to-day provision of subadvisory services to the Fund. Mr. Carter joined BFS in January, 1996, having previously been employed as a real estate securities analyst by PMC and WALP and its affiliates. It is expected that Mr. Carter will be appointed as a Vice President of BFS in February, 1996.

     Additional information pertaining to BFS is provided in Appendix B to this Proxy Statement.

TERMS OF THE PROPOSED SUBADVISORY AGREEMENT

     The material terms of the Proposed Subadvisory Agreement are described below, which description is qualified in its entirety by reference to the copy of the Proposed Subadvisory Agreement attached to this Proxy Statement as Exhibit A.

     Subadvisory Services. Pursuant to the terms of the Proposed Subadvisory Agreement, BFS, as subadviser to the Fund, would (i) identify and analyze real estate industry companies, including the real estate properties and other permissible investments for the Fund, (ii) analyze market conditions affecting the real estate industry generally and specific geographical and securities markets in which the Fund may invest or is invested, (iii) continuously review and analyze the investments in the Fund's portfolio and (iv) furnish advisory reports based on such analysis to PMC. Pursuant to the terms of the WALP Subadvisory Agreement previously in effect, WALP provided the Fund with substantially similar investment subadvisory services.

     Subadvisory Fees and Expense Limitation. As compensation for its subadvisory services, PMC will pay BFS a subadvisory fee under the Proposed Subadvisory Agreement equal to 0.25% per annum of the Fund's average daily net assets up to $27 million and 0.50% of average daily net assets in excess of $27 million. This fee is computed daily and paid monthly. Under the terms of the WALP Subadvisory Agreement previously in effect, WALP was paid a Subadvisory fee at the rate of 0.25% per annum of the Fund's average daily net assets. BFS'S SUBADVISORY FEE WOULD BE PAYABLE SOLELY BY PMC AND THE FUND WOULD NOT BE RESPONSIBLE FOR ITS PAYMENT. ACCORDINGLY, THE SUBADVISORY FEE WILL NOT RESULT IN A HIGHER OVERALL MANAGEMENT FEE FOR THE FUND OR INCREASE THE FUND'S TOTAL OPERATING EXPENSES.

     PMC has voluntarily and temporarily agreed not to impose a portion of its management fee and, if necessary, to limit or otherwise reduce operating expenses so that the Fund's expenses will not exceed 1.75% of its average daily net assets. PMC may revise or terminate this agreement at any time. The subadvisory fee payable by PMC to BFS would be reduced proportionally to the extent that the management fee is reduced under this expense limitation or to the extent that PMC after written notice to BFS elects to utilize a portion of the management fees paid to it by the Fund to make payments to third parties.

     Expenses. Under the Proposed Subadvisory Agreement, BFS pays all expenses related to its services for the Fund with the exception of bookkeeping, custodial, transfer agency, auditing, legal and certain other specified expenses, which are paid by the Fund. The Fund also pays all brokerage commissions and any taxes or other charges in connection with its portfolio transactions.

     Approval and Termination Provisions. The Proposed Subadvisory Agreement was approved by the Board of Trustees, including a majority of the Independent Trustees, on January 12, 1996. If initially approved by Shareholders, the Proposed Subadvisory Agreement will remain in effect until May 31, 1997 and from year to year thereafter, provided that its continuance is approved at least annually by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval, and either by vote of a majority of the Fund's Trustees or a "majority of the outstanding voting securities" (as defined below) of the Fund. The Proposed Subadvisory Agreement may be terminated without penalty on 60 days' written notice by the Fund's Board of Trustees, by vote of holders of a majority of the Fund's shares or by PMC or BFS, upon not less than 30 days' written notice and not more than 60 days' written notice.

     Standard of Care. The Proposed Subadvisory Agreement provides that, in the absence of willful misfeasance, bad faith or gross negligence on the part of BFS, or of the reckless disregard of its obligations and duties, BFS will not be liable for any act or omission in the course of, or connected with, rendering services under such Agreement. This "standard of care" is identical to that under the WALP Subadvisory Agreement previously in effect and is consistent with the Investment Company Act and common practice in the mutual fund industry.

BOARD OF TRUSTEES' EVALUATION AND RECOMMENDATION

     THE TRUSTEES UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS OF THE FUND APPROVE THE TERMS OF THE PROPOSED SUBADVISORY AGREEMENT

     The Board of Trustees, including a majority of the Independent Trustees, determined that the terms of the Proposed Subadvisory Agreement are fair and reasonable and that approval of the terms of the Proposed Subadvisory Agreement on behalf of the Fund is in the best interests of the Fund and its shareholders. In making these determinations, the Trustees considered the following: (a) the nature and quality of services to be provided by BFS under the Proposed Subadvisory Agreement; (b) the similar material terms, other than the difference in fee rates, under both the Proposed Subadvisory Agreement and the WALP Subadvisory Agreement; and (c) the reasonableness of BFS's compensation and profits and the financial and managerial stability of BFS.

     In the event that this Proposal is not approved by the shareholders of the Fund, the Proposed Subadvisory Agreement will not become effective and no person will serve as a subadviser to the Fund. In such event, the Trustees will consider what further action, if any, should be taken.

VOTE REQUIRED

     Approval of this Proposal requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund, which for this purpose means the affirmative vote of the lesser of (i) 67% or more of the outstanding shares of the Fund present at the Meeting and entitled to vote, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy or (ii) more than 50% of the outstanding shares of the Fund. Each Fund share is entitled to one vote.

                                   PROPOSAL 2

                    RATIFICATION OF SELECTION OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

     The firm of Arthur Andersen LLP has served as the Fund's independent public accountants since the Fund's commencement of operations on October 25, 1993. The Board of Trustees, including a majority of the Independent Trustees, has selected Arthur Andersen LLP as the Fund's independent public accountants for the fiscal year ending December 31, 1996. Audit services during the fiscal year ending December 31, 1996 will consist of examinations of the Fund's financial statements and reviews of the Fund's filings with the Securities and Exchange Commission.

     A representative of Arthur Andersen LLP is expected to be available at the Meeting to make a statement if he or she desires to do so and to respond to appropriate questions. Arthur Andersen LLP also serves as the independent public accountants for PGI and PMC.

BOARD OF TRUSTEES' EVALUATION AND RECOMMENDATION

     THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS OF THE FUND VOTE IN FAVOR OF THE RATIFICATION OF ARTHUR ANDERSEN LLP AS THE FUND'S INDEPENDENT PUBLIC ACCOUNTANTS.

REQUIRED VOTE

     Approval of this Proposal requires the affirmative vote of a majority of the votes present and entitled to vote at the Meeting.

                                 OTHER MATTERS

     The Fund's management knows of no business to be brought before the Meeting except as described above. However, if any other matters properly come before the Meeting, the persons named in the enclosed form of proxy intend to vote on such matters in accordance with their best judgment. If shareholders desire additional information about the matters proposed for action, the Fund's management will be pleased to hear from them and to provide further information.

PROXIES, QUORUM AND VOTING AT THE MEETING

     Any person giving a proxy has the power to revoke it any time prior to its exercise by executing a superseding proxy or by submitting a written notice of revocation to the Secretary of the Fund. In addition, although mere attendance at the Meeting will not revoke a proxy, a shareholder present at the Meeting may withdraw his or her proxy and vote in person. All properly executed and unrevoked proxies received in time for the Meeting will be voted in accordance with the instructions contained in the proxies. If no instruction is given, the persons named as proxies will vote the shares represented thereby in favor of the matters set forth in the attached Notice and will use their best judgment in connection with the transaction of such other business as may properly come before the Meeting or any adjournment thereof.

     In the event that, at the time any session of the Meeting is called to order, a quorum is not present in person or by proxy, the persons named as proxies may vote those proxies which have been received to adjourn the Meeting to a later date. In the event that a quorum is present but sufficient votes in favor of either of the Proposals have not been received, the persons named as proxies will vote those proxies which they are entitled to vote in favor of the relevant Proposal for such an adjournment and will vote those proxies required to be voted against the Proposal against any such adjournment. A shareholder vote may be taken on either of the Proposals in the Proxy Statement prior to such adjournment if sufficient votes for its approval have been received and it is otherwise appropriate.

     Shares of the Fund entitled to vote at the meeting (including shares which abstain or do not vote with respect to either of the Proposals presented for shareholder approval) will be counted for purposes of determining whether a quorum is present at the Meeting. Abstentions from voting will be treated as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to a Proposal, but will not be counted as a vote in favor of that Proposal. Accordingly, an abstention from voting has the same effect as a vote against a Proposal.

     Adoption by the shareholders of the Fund of Proposal 1 requires the affirmative vote of the lesser of (i) 67% or more of outstanding shares of the Fund present at the Meeting and entitled to vote, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy or
(ii) more than 50% of the Fund's outstanding shares. If a broker or nominee holding shares in "street name" indicates on the proxy that it does not have discretionary authority to vote as to any Proposal, those shares will not be considered as present and entitled to vote as to that Proposal. Accordingly, a "broker non-vote" has no effect on the voting in determining whether Proposal 1 has been adopted pursuant to item (i) above, provided that the holders of more than 50% of the outstanding shares (excluding the "broker non-votes") of the Fund are present or represented by proxy. However, with respect to determining whether

Proposal 1 has been adopted pursuant to item (ii) above, because shares represented by a "broker non-vote" are considered outstanding shares, a "broker non-vote" has the same effect as a vote against such Proposal.

SHAREHOLDER PROPOSALS

     The Fund is not required to hold annual meetings of shareholders and does not currently intend to hold such a meeting in 1997. Instead, meetings will be held only when and if required. Any shareholders desiring to present a proposal for consideration at the next meeting for shareholders of the Fund must submit such proposal in writing so that it is received by the Fund at 60 State Street, Boston, Massachusetts 02109 within a reasonable time before any such meeting.

EXPENSES AND METHODS OF SOLICITATION

     The costs of the Meeting, including the solicitation of proxies will be paid by PMC. PMC may, at its expense, have one or more of its officers, representatives or compensated third-party agents aid in the solicitation of proxies by personal interview or telephone and telegraph and may request brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to beneficial owners of the shares held of record by such persons. Persons holding shares as nominees will be reimbursed by PMC, upon request, for the reasonable expenses of mailing soliciting material to the principals of the accounts.

                           PIONEER REAL ESTATE SHARES

January 29, 1996

                                   APPENDIX A

ADDITIONAL INFORMATION CONCERNING PRIOR ADVISORY ARRANGEMENTS

     Prior to July 17, 1995, Pioneer Winthrop Advisers ("PWA") served as the Fund's investment manager pursuant to a management contract dated April 28, 1995 (the "PWA Management Contract"), and WALP and PMC served as the Fund's co-investment subadvisers pursuant to separate investment subadvisory contracts dated April 28, 1995 (the WALP Subadvisory Agreement, described above, and the "PMC Subadvisory Agreement," respectively). The PWA Management Contract and the WALP and the PMC Subadvisory Agreements are referred to in this Proxy Statement as the "Prior Advisory Agreements."

     On July 17, 1995, the PWA Management Agreement and the WALP Subadvisory Agreement terminated by operation of law as a result of the acquisition (the "Acquisition") by Apollo Real Estate Advisors, L.P. ("Apollo") of W.L. Realty, L.P. ("Realty LP"). Because Realty LP had an indirect controlling interest in WALP and PWA, the Acquisition resulted in an ownership change in PWA and WALP. Under the relevant provisions of the Investment Company Act, the ownership change in PWA and WALP caused an "assignment" of the PWA Management Contract and the WALP Subadvisory Agreement resulting in their automatic termination. Although the Acquisition did not affect the ownership or control of PMC in any manner, the PMC Subadvisory Agreement provided that it terminate automatically in the event that the PWA Management Contract terminated. As such, the PMC Subadvisory Agreement also terminated on July 17, 1995.

     In anticipation of the Acquisition and the resulting termination of the Prior Advisory Agreements, the Board of Trustees of the Fund, including a majority of the Independent Trustees, approved an interim management contract (the "Interim Management Contract") between the Fund and PMC. The Interim Management Contract became effective on July 17, 1995 (the closing date of the Acquisition) and PMC provided investment advisory and management services to the Fund under the Interim Management Contract until the adoption of the Current Management Contract.

     The Fund and PMC had received an order from the Securities and Exchange Commission (the "Commission") permitting PMC to serve, without shareholder approval, as the Fund's investment manager pursuant to the Interim Management Contract until October 30, 1995. Pursuant to the terms of such order, the fees earned by PMC under the Interim Management Contract were maintained in an interest-bearing escrow account and the amounts in such account were paid to PMC only upon approval of the shareholders of the Fund at a meeting held on September 26, 1995. At the same meeting, the shareholders also voted to approve the Current Management Contract, pursuant to which, as indicated above, PMC currently serves as the Fund's investment adviser.

                                   APPENDIX B

ADDITIONAL INFORMATION PERTAINING TO BFS

     Directors. The following table provides information with respect to the Directors of BFS:

    NAME AND ADDRESS                      PRINCIPAL OCCUPATION(S)
------------------------   -----------------------------------------------------
GEORGE J. CARTER, JR.,     President of BFS
101 Arch Street
Boston, MA 02110

RANDOLPH G. HAWTHORNE      Vice President, Treasurer and a Director of BFS;
101 Arch Street            Senior Vice President of BFGLP;
Boston, MA 02110

GEORGIA MURRAY,            Vice President and Director of BFS; Senior Vice
101 Arch Street            President of BFGLP; Director of Atlantic Bank and
Boston, MA 02110           Trust Company

FRED N. PRATT, JR.,        Director of BFS; President and Chief Executive
101 Arch Street            Officer of BFGLP; Trustee of the Fund
Boston, MA 02110

     Ownership of BFS. As of December 31, 1995, the following individuals each beneficially owned more than 5% of the outstanding Common Stock of BFS:


                                                       NUMBER OF SHARES
      NAME AND ADDRESS                             (% OF SHARES OUTSTANDING)
      ----------------                             -------------------------
      Mr. Hawthorne..............................   1,270           (10.53%)
      Ms. Murray.................................     763            (6.33%)
      Mr. Pratt..................................   1,468           (12.17%)
      Peter G. Fallon, Jr........................   1,105            (9.16%)
      101 Arch Street
      Boston, MA 02110
      William B. Haynsworth......................   1,289           (10.96%)
      101 Arch Street
      Boston, MA 02110
      Alvin H. Howell............................   1,361           (11.29%)
      101 Arch Street
      Boston, MA 02110
      Donna C. Gibson............................     634            (5.26%)
      101 Arch Street
      Boston, MA 02110

     At such date, Mr. Carter, BFS's principal executive officer, owned beneficially less than 2% of the outstanding Common Stock of BFS. Each of the above principals also owns BFGLP in substantially the same percentage amounts as BFS. BFG-GP, Inc. ("BFGGP"), a Massachusetts corporation, is the general partner of BFGLP. Mr. Pratt is the sole shareholder of BFGGP.

     Similar Fund Advised By BFS. BFS has not previously served as an investment adviser or subadviser to a registered investment company. It is currently being proposed that BFS also serve as the investment subadviser to the Real Estate Growth Portfolio of Pioneer Variable Contracts Trust (the "Real Estate Series") which has an investment objective similar to that of the Fund. As of December 31, 1995, the Real Estate Series had approximately $512,500 in net assets. The proposed subadvisory fee payable by PMC to BFS with respect to the Real Estate Series would be payable quarterly at an annual rate equal to 0.30% of the Real Estate Series' average daily net assets. PMC has voluntarily agreed not impose a portion of its management fee and to make other arrangements, if necessary, to limit the operating expenses of the Real Estate Series to 1.25% of its average daily net assets. This agreement may be revised or discontinued by PMC at its discretion at any time. The subadvisory fee payable by PMC to BFS would be reduced proportionally to the extent that the management fee is reduced under this expense limitation or to the extent that PMC after written notice to BFS determines to utilize a portion of the management fees paid to it by the Real Estate Series to make payments to third parties.

     Possible Sale of Shares By BFS. BFS is a registered broker-dealer and may in the future act as a broker in connection with the sale of shares of the Fund. BFS would earn commissions at the same rates as other brokers selling shares of the Fund. In the event that BFS acts as a broker of Fund shares, the Fund's prospectus would be revised accordingly.

                                                                       EXHIBIT A

                             SUBADVISORY AGREEMENT

     SUBADVISORY AGREEMENT made as of the      day of March, 1996, by and among
PIONEER REAL ESTATE SHARES, a Delaware business trust (the "Fund"), PIONEERING MANAGEMENT CORPORATION, a Delaware corporation (the "Manager") and BOSTON FINANCIAL SECURITIES, INC., a Massachusetts corporation (the "Subadviser").

                                   WITNESSETH

     WHEREAS, the Fund is an open-end, management investment company, registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Manager and the Subadviser are investment advisers registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

     WHEREAS, pursuant to authority granted to the Manager by the Fund's Board of Trustees and pursuant to the provisions of the Management Contract dated as of September 26, 1995 between the Manager and the Fund (the "Management Contract"), the Manager has selected the Subadviser to act as a sub-investment adviser of the Fund and to provide certain other services, as more fully set forth below, and to perform such services under the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, it is agreed as follow:

     1.  THE SUBADVISER'S SERVICES.

          (a) The Subadviser shall, to the extent reasonably required in the conduct of the business of the Fund and upon request by the Fund or the Manager, (i) identify, analyze and make investment recommendations regarding real estate industry companies, including the real estate properties and other permissible investments of the Fund, (ii) analyze market conditions affecting the real estate industry generally and specific geographical and securities markets in which the Fund may invest or is invested, (iii) continuously review and analyze the investments in the Fund's portfolio, and (iv) furnish to the Manager and the Fund advisory reports based on such analysis. The Subadviser shall use its best efforts in the preparation of such reports and will endeavor to consult the persons and sources believed by it to have information available with respect to the contents of such reports.

          The Subadviser shall use its best efforts to ensure that any recommendations it makes to the Manager regarding the purchase and sale of portfolio securities are in compliance with the provisions of the Fund's Declaration of Trust and By-laws and the 1940 Act, and with the investment objectives, policies and restrictions (including, without limitation, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, for qualification as a regulated investment company) of the Fund, as each of the same shall be from time to time in effect as set forth in the Fund's Prospectus and Statement of Additional Information, or any investment guidelines or other instructions received in writing from the Manager, and subject, further, to such policies and instructions as the Manager may from time to time establish and deliver to the Subadviser. Notwithstanding the foregoing, pursuant to the terms of the Management Contract, the Manager is solely responsible for the day-to-day management of the Fund's investment portfolio and for ensuring that the Fund's investments comply with the Fund's Declaration of Trust and By-laws and the 1940 Act, and with the investment objectives, policies and restrictions of the Fund.

          (b) The Subadviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Fund, except as otherwise provided herein or as may be necessary for the Subadviser to supply to the Manager, the Fund or its Trustees the information required to be supplied under this Agreement.

          (c) The Subadviser shall maintain separate books and detailed records of all matters pertaining to the Fund (the "Fund's Books and Records"). The Fund's Books and Records shall be available to the Manager at any time upon request and shall be available for telecopying without delay to the Manager during any day that the Fund is open for business.

          (d) The Subadviser shall also ensure that its Access Persons (as defined in the Fund's Code of Ethics) comply in all respects with the Fund's Code of Ethics, as in effect from time to time.

          (e) The Subadviser shall inform the Manager and the Fund's Trustees on a current basis of changes in investment strategy or tactics or in key personnel. The Subadviser will make its officers and employees available to meet with the Fund's Trustees at least annually on due notice to review the investments of the Fund in light of current and prospective economic and market conditions.

          (f) From time to time as the Manager or the Trustees of the Fund may reasonably request, the Subadviser shall furnish to the Manager and to each of the Fund's Trustees reports on securities held by the Fund, all in such detail as the Manager or the Trustees may reasonably request.

          (g) It shall be the duty of the Subadviser to furnish to the Trustees of the Fund such information as may reasonably be necessary in order for the Trustees to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to Section 8 hereof.

     2. ALLOCATION OF CHARGES AND EXPENSES. The Subadviser will bear its own costs of providing services hereunder. Other than as herein specifically indicated, the Subadviser shall not be responsible for the Fund's or the Manager's expenses, including brokerage and other expenses incurred in placing orders for the purchase and sale of securities. Specifically, the Subadviser will not be responsible for expenses of the Fund or the Manager, as the case may be, including, but not limited to, the following: (i) charges and expenses for determining from time to time the value of the Fund's net assets and the keeping of its books and records and related overhead; (ii) the charges and expenses of auditors; (iii) the charges and expenses of any custodian, transfer agent, plan agent, dividend disbursing agent and registrar appointed by the Fund; (iv) brokers' commissions, and issue and transfer taxes, chargeable to the Fund in connection with securities transactions to which the Fund is a party; (v) insurance premiums, interest charges, dues and fees for membership in trade associations and all taxes and corporate fees payable by the Fund to federal, state or other governmental agencies; (vi) fees and expenses involved in registering and maintaining registrations of the Fund and/or its shares with the Securities and Exchange Commission (the "Commission"), state or blue sky securities agencies and foreign countries, including the preparation of Prospectuses and Statements of Additional Information for filing with the Commission; (vii) all expenses of shareholders' and Trustees' meetings and of preparing, printing and distributing prospectuses, notices, proxy statements and all reports to shareholders and to governmental agencies; (viii) charges and expenses of legal counsel to the Fund and the Trustees; (ix) distribution fees paid by the Fund in accordance with Rule 12b-1 promulgated by the Commission pursuant to the 1940 Act; (x) compensation and expenses of Trustees of the Fund. The Fund or the Manager, as the case may be, shall reimburse the Subadviser for any such expenses or other expenses of the Fund or the Manager, as may be reasonably incurred by such Subadviser on behalf of the Fund or the Manager. The Subadviser shall keep and supply to the Fund and the Manager adequate records of all such expenses.

     3. INFORMATION SUPPLIED BY THE MANAGER. The Manager shall provide the Subadviser with the Fund's Declaration of Trust, By-laws, Prospectus and Statement of Additional Information, and instructions, as in effect from time to time; and the Subadviser shall have no responsibility for actions taken in reliance on any such documents.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Subadviser represents and warrants to each of the Fund and the Manager that it is registered as an "investment adviser" under the Subadvisers Act and covenants that it will remain so registered for the duration of this Agreement.

     The Subadviser has reviewed the Registration Statement of the Fund as filed with the Commission and represents and warrants that with respect to disclosure about the Subadviser or information relating directly or indirectly to the Subadviser, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.

     Except as otherwise provided in Section 1(a) hereof, the Subadviser agrees to comply with the requirements of the 1940 Act and the Advisers Act and the respective rules and regulations thereunder, as applicable, as well as with all other applicable Federal and state laws, rules, regulations and case law that relate to the services and relationships described hereunder, and with the provisions of the Registration Statement, as amended or supplemented, of the Fund.

     5. SUBADVISER'S COMPENSATION. The Manager shall pay to the Subadviser, as compensation for the Subadviser's services hereunder, a fee equal to 0.25% per annum of the Fund's average daily net assets up to $27 million of such assets and 0.50% per annum of average daily net assets in excess of $27 million. Such fee shall be computed daily and paid monthly. The Fund shall have no responsibility for any fee payable to the Subadviser.

     The method of determining net assets of the Fund for purposes hereof shall be the same as the method of determining net assets for purposes of establishing the offering and redemption price of Fund shares as described in the Fund's Prospectus. If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for that portion of such month during which this Agreement is in effect.

     In the event that the advisory fee payable by the Fund to the Manager shall be reduced or the Manager agrees, after written notice to the Subadviser, to utilize a portion of the advisory fee to make payments to a third party, the amount payable to the Subadviser shall be likewise reduced by a proportionate amount. The Subadviser may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or portion thereof would otherwise accrue). Any such fee reduction may be discontinued or modified by the Subadviser at any time.

     6. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund in any way or otherwise be deemed to be an agent of the Fund or of the Manager.

     7. ASSIGNMENT AND AMENDMENTS. This Agreement shall automatically terminate, without the payment of any penalty, in the event of (i) its assignment, including any change of control of the Manager or the Subadviser, or
(ii) in the event of the termination of the Management Contract; provided that such termination shall not relieve the Manager or the Subadviser of any liability incurred hereunder.

     The terms of this Agreement shall not be changed unless such change is approved at a meeting by the affirmative vote of a majority of the outstanding voting securities of the Fund and unless also approved by the affirmative vote of a majority of Trustees of the Fund voting in person, including a majority of the Trustees who are not interested persons of the Fund, the Manager or the Subadviser, at a meeting called for the purpose of voting on such change.

     8. DURATION AND TERMINATION. This Agreement shall become effective as of the date first above written and shall remain in full force and effect continually thereafter unless terminated automatically as set forth in Section 7 hereof or until terminated as follows:

          (a) The Fund or the Manager may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Subadviser. Action of the Fund under this Subsection may be taken either (i) by vote of its Trustees or (ii) by the affirmative vote of a majority of the outstanding voting securities of the Fund;

          (b) The Subadviser may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager; or

          (c) This Agreement shall automatically terminate on May 31 of any year beginning on May 31, 1997, in which its terms and renewal shall not have been approved by (i) a majority vote of the Trustees of the Fund voting in person, including a majority of the Trustees who are not interested persons of the Fund, the Manager or the Subadviser, at a meeting called for the purpose of voting on such approval or (ii) the affirmative vote of a majority of the outstanding voting securities of the Fund; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Subadviser may continue to serve hereunder as to the Fund in a manner consistent with the 1940 Act and the rules and regulations thereunder.

     Termination of this Agreement pursuant to this Section shall be without payment of any penalty.

     In the event of termination of this Agreement for any reason, the Subadviser shall, immediately upon notice of termination or on such later date as may be specified in such notice, cease all activity on behalf of the Fund and with respect to any of its assets, except as expressly directed by the Manager. In addition, the Subadviser shall deliver the Fund's Books and Records to the Manager by such means and in accordance with such schedule as the Manager shall direct and shall otherwise cooperate, as reasonably directed by the Manager, in the transition of portfolio asset management to any successor of the Subadviser, including the Manager.

     9.  CERTAIN DEFINITIONS.  For the purposes of this Agreement:

          (a) "Affirmative vote of a majority of the outstanding voting securities of the Fund" means the affirmative vote, at an annual or special meeting of shareholders of the Fund, duly called and held, (a) of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present (in person or by proxy), or (b) of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

          (b) "Interested persons" and "Assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under said Act.

     10. LIABILITY AND INDEMNIFICATION. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser, or of reckless disregard of its obligations and duties hereunder (collectively, "Malfeasance"), the Subadviser shall not be subject to any liability to the Manager or the Fund, to any shareholder of the Fund, or to any person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder. Nothing herein, however, shall derogate from the Subadviser's obligations under federal and state securities laws (collectively, the "Securities Laws").

     The Manager shall indemnify the Subadviser for all liabilities and related costs, including reasonable attorney's fees, which the Subadviser may sustain in connection with the discharge without Malfeasance or negligence of its obligations hereunder and in accordance with the Securities Laws. The Subadviser shall indemnify the Manager and the Fund for all liabilities and related costs, including reasonable attorneys fees, which either of them may sustain as a result of the Subadviser's Malfeasance or violation of the Securities Laws.

     11. ENFORCEABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or uneforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

     12. LIMITATION OF LIABILITY. The parties to this Agreement acknowledge and agree that all litigation arising hereunder, whether direct or indirect, and of any and every nature whatsoever shall be satisfied solely out of the assets of the portfolio affected thereby and that no Trustee, officer or holder of shares of beneficial interest of the Fund shall be personally liable for any of the foregoing liabilities. The Fund's Certificate of Trust, as amended from time to time, is on file in the Office of the Secretary of State of the State of Delaware. Such Certificate of Trust and the Fund's Declaration of Trust describe in detail the respective responsibilities and limitations on liability of the Trustees, officers, and holders of shares of beneficial interest.

     13. JURISDICTION. This Agreement shall be governed by and construed in accordance with the substantive laws of The Commonwealth of Massachusetts and the Subadviser consents to the jurisdiction of courts, both state or federal, in Boston, Massachusetts, with respect to any dispute under this Agreement.

     14. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.

ATTEST:                               PIONEER REAL ESTATE SHARES

----------------------------------    ----------------------------------
Name: Joseph P. Barri                 Name: John F. Cogan, Jr.
Title: Secretary                      Title: President

ATTEST:                               PIONEERING MANAGEMENT CORPORATION

----------------------------------    ----------------------------------
Name: Joseph P. Barri                 Name: David D. Tripple
Title: Secretary                      Title: President

ATTEST:                               BOSTON FINANCIAL SECURITIES, INC.

----------------------------------    ----------------------------------
Name:                                 Name:
Title:                                Title